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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 10, 2006
                                                        -----------------


                                DLR FUNDING, INC.
                                ----------------
             (Exact name of registrant as specified in its charter).


           Nevada                    0-49880                95-4643533
           ------                    -------                ----------
(State or other jurisdiction       (Commission            (IRS Employer
     Identification No.)           File Number)          of incorporation)


501 Main St, Windsor, Colorado                                80550
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code         970-484-8033
                                                           ------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

4.01 (a) On October 17, 2006, Kempisty and Company Certified Public Accountants, P.C. ("Kempisty") notified the Registrant's Board of Directors, that they resigned from its position as the Registrant's principal independent accountant.

      Kempisty & Company has not rendered an audit report on any of the Registrant's financial statements.

      During the Registrant's two most recent fiscal years and the subsequent interim period through November 10, 2006 there were no disagreements between the Registrant and Kempisty & Company on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kempisty & Company would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

      4.01 (b) On November 10, 2006, the Registrant engaged Davis Accounting Group, P.C., of Cedar City, Utah, as the Registrant's principal independent auditor. At no time during the past two fiscal years or any subsequent period through November 10, 2006 did the Registrant consult with Davis Accounting Group, P.C. regarding any matter of the sort described above with reference to Kempisty & Company, any issue relating to the Registrant's financial statements, or the type of audit opinion that might be rendered for the Registrant.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
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16      Letter from Kempisty & Company, PC dated November 20, 2006.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 2006                               DLR FUNDING, INC.

                                                By: /s/ Stanley Davis
                                                    -----------------
                                                    Stanley Davis, President